Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of DIH Holding US, Inc. (the “Company”) on Form 10-K for the year ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lynden Bass, Chief Financial Officer (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 20, 2025	By:	/s/ Lynden Bass
Lynden Bass
Chief Financial Officer